UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2010
HELIOS & MATHESON NORTH AMERICA INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22945	13-3169913

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue South, Suite 901, New York New York	10003

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 979-8228
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.
On August 4, 2010, Helios & Matheson North America Inc., a Delaware corporation (the “Company”), entered into, and on August 5, 2010 consummated, a Securities Purchase Agreement with Helios and Matheson Inc. (“HM Inc.”), a Delaware corporation and wholly-owned subsidiary of Helios and Matheson Information Technology Ltd., the Company’s majority stockholder, pursuant to which HM Inc. purchased 2,739,726 shares of the Company’s common stock at a price of $0.73 per share, equal to the closing bid price of the Company’s common stock on August 3, 2010, for a total investment of $2,000,000 (the “Private Placement”). The information above is qualified in its entirety by reference to the Securities Purchase Agreement that is attached as an exhibit to this Current Report. The investment by HM Inc. was part of a plan submitted by the Company to the NASDAQ Stock Market to regain compliance with The NASDAQ Capital Market’s minimum $2,500,000 stockholders’ equity requirement (see Item 8.01 below).
There were no commissions paid in connection with the Private Placement. The Company relied on Section 4(2) of the Securities Act of 1933, as amended, to issue the common stock inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and HM Inc. is an accredited investor and occupies a status relative to the Company that afforded it effective access to the information registration would otherwise provide.
ITEM 8.01 OTHER EVENTS.
As reported in a Current Report on Form 8-K filed by the Company on May 21, 2010, the Company received a letter from The NASDAQ Stock Market (“NASDAQ”) on May 17, 2010 stating that the Company’s stockholders’ equity of $2,251,670 as of March 31, 2010 fell short of the minimum stockholders’ equity requirement of $2,500,000 as set forth in NASDAQ Listing Rule 5550(b)(1). Additionally, NASDAQ informed the Company that it did not meet the alternatives of market value of listed securities or net income from continuing operations. Pursuant to the NASDAQ Listing Rules, NASDAQ communicated to the Company that the Company had 45 calendar days from May 17, 2010 to submit a plan to regain compliance with The NASDAQ Capital Market’s minimum stockholders’ equity requirement if the Company wanted to continue its NASDAQ listing. The Company submitted a compliance plan and on July 23, 2010 the Company received a letter from NASDAQ stating that the staff believes the Company provided a definitive plan evidencing its ability to achieve and sustain compliance with the minimum stockholders’ equity requirement, and as such determined to grant an extension of time to regain compliance, on the condition that the Company complete the Private Placement and evidence compliance with the minimum stockholders’ equity requirement by filing this Current Report no later than August 6, 2010.

As a result of the Private Placement, which closed on August 5, 2010, the Company believes that, as of the date of this Current Report, it has regained compliance with The NASDAQ Capital Market’s minimum stockholders’ equity requirement of $2,500,000. NASDAQ will continue to monitor the Company’s ongoing compliance with the minimum stockholder’s equity requirement and, if at the time of the Company’s periodic report for the quarter ending September 30, 2010 the Company does not evidence compliance, the Company may be subject to delisting.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

EXHIBIT 10.1	SECURITIES PURCHASE AGREEMENT

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS & MATHESON NORTH AMERICA INC.
By:	/s/ Divya Ramachandran
President and Chief Executive Officer
Date: August 6, 2010